EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61615, 333-92228, 333-158877, 333-231071, 333-263860 and 333-283604 on Form S-8 and Registration Statement No. 333-263859 on Form S-3 of our reports dated February 25, 2025, relating to the financial statements of Revvity, Inc., and the effectiveness of Revvity, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 29, 2024.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 25, 2025